                             EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT, dated as of July 1, 1996, by and between Steven Madden, Ltd., a New York corporation (the "Company"), and RHONDA J. BROWN, an individual residing at 86 Chapel Road, Manhasset, NY 11030 (the "Executive").

                              W I T N E S E T H :

      WHEREAS, the Company desires to secure the services of the Executive upon the terms and conditions hereinafter set forth;
and

      WHEREAS, the Executive desires to render services to the Company upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, the parties mutually agree as follows:

      SECTION 1.  EMPLOYMENT.  The Company hereby employs
Executive and the Executive hereby accepts such employment, as the Chief Operating Officer of the Company, subject to the terms and conditions set forth in this Agreement. The Executive shall have the additional title of President of the Company upon mutual agreement of the parties hereto which the Company anticipates will be within 12 months following the date hereof.

      SECTION 2. DUTIES; BOARD SEAT. The Executive shall serve as the Chief Operating Officer of the Company (and, when applicable, the Chief Operating Officer and President of the Company) and shall be responsible for all tasks and activities which are customarily the responsibility of a Chief Operating Officer, or Chief Operating Officer and President, as the case may be, including without limitation, [describe duties]. If requested by the Company, the Executive shall serve on the Board of Directors or any committee thereof without additional compensation. Within four (4) months following the date hereof, the Company shall use its best efforts to have the Executive elected to the Company's Board of Directors, including, if necessary, the Company shall call a Special Meeting of the stockholders of the Company to elect the Executive as a member of the Board of Directors. During the term of this Agreement, the Executive shall devote all of her business time to the performance of her duties hereunder unless otherwise authorized by the Chief Executive Officer of the Company. Notwithstanding the foregoing, the Executive may donate her time and efforts to charitable causes so long as such endeavors do not effect her ability to perform her duties under this Agreement.

      SECTION 3.  TERM OF EMPLOYMENT; VACATION.

            (a) The term of the Executive's employment shall be for

a period of thirty six (36) months commencing on the date hereof, subject to earlier termination by the parties pursuant to Sections 5 and 6 hereof (the "Term").

            (b) The Executive shall be entitled to three (3) weeks vacation during each year of the Term.

      SECTION 4.        COMPENSATION OF EXECUTIVE.

            4.1 SALARY. The Company shall pay to Executive a base salary of Two Hundred Thousand ($200,000) Dollars per annum (the "Base Salary"), subject to increases in accordance with the terms of the last sentence of this
Section 4.1, less such deductions as shall be required to be withheld by applicable law and regulations. All salaries payable to Executive shall be paid at such regular weekly, biweekly or semi-monthly time or times as the Company makes payment of its regular payroll in the regular course of business. Commencing on the first anniversary of the date hereof, and on each anniversary thereafter during the Term, the Base Salary shall be increased by 10% of the then Base Salary.

            4.2 SIGNING BONUS. Upon the execution of this Agreement, the Executive shall receive options (the "Initial Options") to purchase 60,000 shares of the Company's Common Stock at an exercise price equal to the closing bid price of the Company's Common Stock on June 28, 1996, as quoted on The Nasdaq

Stock Market, which Initial Options shall be subject to the terms and conditions of an Option Agreement, substantially in the form of Exhibit A attached hereto. The shares of Common Stock issuable upon exercise of the Initial Options shall be registered by the Company with the Securities and Exchange Commission for sale to the public and one third of the Initial Options shall vest on each annual anniversary of the date hereof commencing on July 1, 1997.

            4.3   PERFORMANCE BONUSES.

      (a) During the term of this Agreement, the Executive shall be entitled to receive a cash performance bonus based upon the Company's consolidated earnings before the payment of interest or taxes or deduction for depreciation ("EBIT-D") as reflected on the Company's quarterly reports on Form 10-QSB. By August 31,

1997, 1998 and 1999, the Executive shall be entitled to receive a Cash Bonus equal to four percent (4%) of the amount by which the aggregate EBIT-D for the four (4) calendar quarters ending on the most recent June 30th exceed EBIT-D for the four (4) calendar quarters ending on the preceding June 30th (the "Cash Bonus"). For example, if EBIT-D for the four (4) calendar quarters ending June 30, 1997 equals $5,000,000, and EBIT-D for the four calendar quarters ending June 30, 1996 was $2,000,000, the Executive would be entitled to receive a Cash Bonus equal to $120,000 ($5,000,000 - $2,000,000 = $3,000,000 x .04 = $120,000). Notwithstanding the foregoing, under no circumstances will the Executive be entitled to receive a Cash Bonus in excess of 150% of the Base Salary (i.e. if the Base Salary is $200,000 during the year commencing on July 1, 1996 and ending June 30, 1997, the maximum Cash Bonus for such year will be $300,000).

      (b) On each August 30th during the Term the Executive shall be entitled to receive options (the "Option Bonus") to purchase a number of shares of Common Stock equal to the dollar amount of the Cash Bonus (i.e. if the Cash Bonus equals $120,000, then the Executive shall receive an option to purchase 120,000 shares of Common Stock). The options comprising the Option Bonus shall vest quarterly over a two year period commencing on the September 30th following the date of grant and be exercisable at a price equal to the average closing bid price of the Company's shares of Common Stock for the five trading days ending on the August 29th prior to the date of grant. The Performance Options will be substantially in the form of Exhibit B attached hereto.

      (c) If at any time during the Term the Company's EBIT-D aggregated over four (4) consecutive fiscal quarter equals or exceeds $20,000,000 (the "Earnings Target"), the Executive shall be entitled to receive an additional bonus equal to two hundred thousand dollars ($200,000) (the "Additional Bonus"). In such an event, the Company shall pay to the Executive the Additional Bonus within sixty (60) days following the end of the fiscal quarter during which the Earnings Target was satisfied. In no event shall the Executive be eligible to receive the Additional Bonus on more than one occasion during the Term.

            4.4 EXPENSES. During the Term, the Company shall promptly reimburse the Executive for all reasonable and necessary travel expenses and other disbursements incurred by the Executive on behalf of the Company, in performance of the Executive's duties hereunder, assuming Executive has received prior approval for such travel expenses and disbursements by the Company to the extent possible consistent with corporate practices with respect to the reimbursement of expenses incurred by the Company's senior executives. In the event that the Company relocates its executive offices and requires the Executive to relocate outside the New York Metropolitan area, the Company will reimburse the Executive for all reasonable out-of-pocket expenses incurred by her as a result of such relocation.

            4.5 BENEFITS. The Executive shall be permitted during the Term to participate in any hospitalization or disability insurance plans, health programs, pension plans, bonus plans or similar benefits that may be available to other executives of the Company, subject to such eligibility rules as are applied to senior managers generally.

            5. DISABILITY OF THE EXECUTIVE. If the Executive is incapacitated or disabled by accident, sickness or otherwise so as to render the Executive mentally or physically incapable of performing the services required to be performed under this Agreement for a period of 90 consecutive days or 180 days in any period of 360 consecutive days (a "Disability"), the Company may, at the time or during the period of such Disability, at its option, terminate the employment of the Executive under this Agreement immediately upon giving the Executive written notice to that effect.

            6.    TERMINATION.

      (a) The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement at any time for Cause (as hereinafter defined) by giving the Executive notice of such termination, with reasonable specificity of the details thereof. "Cause" shall mean (i) the Executive's wilful misconduct which could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (ii) the Executive's disregard of lawful instructions of the Company's Board of Directors or Chief Executive Officer consistent with the Executive's responsibilities under this Agreement relating to the business of the Company or neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (iii) the Executive engages in conduct which is publicly abusive to the Company's Chief Executive Officer or members of the Board of Directors, (iv) the commission by the Executive of an act constituting common law fraud, or a felony, or criminal act against the Company or any affiliate thereof or any of the assets of any of them, (v) the Executive's abuse of alcohol or other drugs or controlled substances, or conviction of a crime involving moral turpitude, (vi) the Executive's material breach of any of the agreements contained herein or (vii) the Executive's death or resignation hereunder; provided however, that if the Executive resigned as a result of a material breach by the Company of this Agreement, such resignation shall not be considered "Cause" hereunder. A termination pursuant to Section 6(a)(i), (ii),
(iv), (v) (other than as a result of a conviction of a crime involving moral turpitude) or (vi) shall take effect

30 days after the giving of the notice contemplated hereby unless the Executive shall, during such 30-day period, remedy to the reasonable satisfaction of the Board of Directors of the Company the misconduct, disregard, abuse or breach specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Board of Directors of the Company shall, in its reasonable discretion, have determined that such misconduct, disregard, abuse or breach is not remediable (which determination shall be stated in such notice). A termination pursuant to Section 6(a)(iii),
(v) (as a result of a conviction of a crime involving moral turpitude) or (vii) shall take effect immediately upon the giving of the notice contemplated hereby.

      (b) The Company or the Executive may terminate the employment of the Executive and all of the Company's obligations under this Agreement (except as hereinafter provided) at any time during the Employment Period without Cause by giving the Executive or the Company, as appropriate, written notice of such termination, to be effective 15 days following the giving of such written notice. For convenience of reference, the date upon which any termination of the employment of the Executive pursuant to Sections 5 or 6 shall be effective shall be hereinafter referred to as the "Termination Date". In the event the Executive resigns as a result of a material diminution of the Executive's responsibility or a material breach of the Agreement by the Company, such resignation shall be treated as a termination by the Company other than for Cause, as described in Section 7(c) provided the Executive shall have given the Company thirty (30) days written notice, and the Company shall not have cured the breach within such thirty (30) day period.


            7.  EFFECT OF TERMINATION OF EMPLOYMENT.

            (a) Upon the termination of the Executive's employment for Cause, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights to compensation under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive
(i) the unpaid portion of the Base Salary provided for in Section 4.1, earned through the Termination Date (the "Unpaid Salary Amount"), and (ii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed, as provided in Section 4.6 (the "Expense Reimbursement Amount").

            (b) Upon the termination of the Executive's employment for a Disability, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights to compensation under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive (i) the Unpaid Salary Amount,
(ii) the Expense Reimbursement Amount and (iii) accrued and unpaid amounts owed to the Executive under Section 4.3 hereof through the Termination Date, including a pro-rata entitlement to such amounts equal to the award to which the Executive would have been entitled at the end of the applicable fiscal period pro-rated for the period of the Executive's employment during such fiscal period (collectively, the "Additional Payments").

            (c) Upon the termination of the Executive's employment for other than Cause or a Disability, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights to compensation under this Agreement or any claims against the Company arising out of this Agreement, except the Executive shall have the right to receive (i) the Unpaid Salary Amount, (ii) the Expense Reimbursement Amount, (iii) severance compensation equal to the Base Salary (including medical benefits) for the lessor of (a) the term of this Agreement (as if this Agreement was not terminated) and (b) twelve
(12) months, 50% of which is payable on the Termination Date and 50% of which is payable in equal monthly installments during the period commencing thirty (30) days following the Termination Date and continuing for a period of twelve months thereafter, and (iv) the Additional Payments.


      SECTION 8. DISCLOSURE OF CONFIDENTIAL INFORMATION. Executive recognizes that she has had and will continue to have access to secret and confidential information regarding the Company, including but not limited to its customer list, products, know-how, and business plans. Executive acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by her in confidence. In consideration of the obligations undertaken by the Company herein, Executive will not, at any time, during or after her employment hereunder, reveal, divulge or make known to any person, any information acquired by Executive during the course of her employment, which is treated as confidential by the Company, including but not limited to its customer list, not otherwise in the public domain, other than in the ordinary of business during her employment hereunder. The provisions of this Section 8 shall survive Executive's employment hereunder.

      SECTION 9.        COVENANT NOT TO COMPETE.

      (a) Executive recognizes that the services to be performed by her hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of Company that Executive agree, and accordingly, Executive does hereby agree, that she shall not, directly or indirectly, at any time during the term of the Agreement and the "Restricted Period" (as defined in Section 9(e) below):

            (i) except as provided in Subsection (d) below, be engaged in the sale, marketing or distribution of footwear products or provide technical assistance, advice or counseling regarding the footwear industry in any state in the United States in which the Company or any affiliate thereof transacts business, either on her own behalf or as an officer, director, stockholder, partner, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party which directly or indirectly competes with the Company; or

          (ii) employ or engage, or cause or authorize, directly or indirectly, to be employed or engaged, for or on behalf of herself or any third party, any employee or agent of Company or any affiliate thereof.

      (b) Executive hereby agrees that she will not, directly or indirectly, for or on behalf of herself or any third party, at any time during the term of the Agreement and during the Restricted Period solicit any customers of the Company or any affiliate thereof.

      (c) If any of the restrictions contained in this Section 9 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

      (d) This Section 9 shall not be construed to prevent Executive from owning, directly or indirectly, in the aggregate, an amount not exceeding five percent (5%) of the issued and outstanding voting securities of any class of any company whose voting capital stock is traded on a national securities exchange or on the over-the-counter market other than securities of the Company.

      (e) The term "Restricted Period," as used in this Section 9, shall mean the period of Executive's actual employment hereunder plus (i) in the event the Executive voluntarily terminates her employment (other than a resignation as a result of a material breach of the Agreement) by the Company, one year, (ii) in the event the Executive's employment is terminated without Cause or for a Disability, twelve (12) months, and (iii) in the event the Executive's employment is terminated with cause, twenty four (24) months.

      (f) The provisions of this Section 9 shall survive the end of the Restricted Period as provided in Section 9(e) hereof.

      (g) In the event that the Executive breaches the terms and provisions of
Section 9(a)(i) above, the Company may terminate all unvested options comprising the Option Bonus as liquidated damages hereunder.

      SECTION 10.  MISCELLANEOUS.

            10.1 Injunctive Relief. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Executive agrees that any breach or threatened breach by her of Sections 8 or 9 of this Agreement shall entitle Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction
to seek to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

            10.2 Assignments. Neither Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other.

            10.3 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Executive's employment by Company, supersedes all prior understandings and agreements, whether oral or written, between Executive and Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

            10.4 Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

            10.5 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            10.6 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

            10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to such State's conflicts of laws provisions and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of New York, County of New York.

            10.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.

            10.9 Separability. If any of the restrictions contained in this Agreement shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Agreement shall then be enforceable in the manner contemplated hereby.

                          [INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                                    STEVEN MADDEN, LTD.



                                By: /s/ Steven Madden
                                    -----------------------------------------
                                    Name:  Steven Madden
                                    Title: Chief Executive Officer


                                    /s/ Rhonda J. Brown
                                    -----------------------------------------
                                    Rhonda J. Brown